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                                                                       EXHIBIT D

                                ESCROW AGREEMENT



               This Escrow Agreement, dated as of __________ __, 2001 (this "Escrow Agreement"), is made by and among Strayer Education, Inc., a Maryland corporation (the "Company"), New Mountain Partners, L.P. ("NMC") and DB Capital Investors, L.P. ("DB," collectively with NMC, the "Purchasers") and [ , ] (the "Escrow Agent"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in that certain Preferred Stock Purchase Agreement, dated as of November 28, 2000, by and among the Company and the Purchasers (the "PSPA").

               WHEREAS, the PSPA provides that, on the terms and subject to the conditions thereof and in reliance on the representations set forth therein, at the Closing Date the Company shall issue and sell to the Purchasers the Series A Preferred Stock;

               WHEREAS, Section 2.3 of the PSPA contemplates that prior to the Closing and on the Escrow Date (such term and all other capitalized terms used herein without definition having the meanings ascribed to them in the PSPA), the Company will deliver $62.5 million (the "Company Funds") and the Purchaser will deliver $150.0 million (the "Purchase Price" and together with the Company Funds, the entire $212.5 million being referred to herein as the "Escrow Amount") to the Escrow Agent; and

               WHEREAS, the parties hereto desire that the Escrow Agent serve as escrow agent to hold the Escrow Amount on the terms herein set forth;

               NOW THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:

               1. Appointment of Escrow Agent. The Company and the Purchasers hereby appoint the Escrow Agent to act as escrow agent hereunder and the Escrow Agent hereby accepts such appointment for purposes of receiving and disbursing the Escrow Amount in accordance with the terms and conditions set forth herein.

               2. Deposit and Receipt of Escrow Amount. On the date of this Agreement, which is the Escrow Date under the PSPA, (A) the Purchasers are delivering to the Escrow Agent by wire transfer in immediately available funds to [an escrow account or accounts designated in writing by the Escrow Agent to the Purchasers at least two Business Days prior to the Escrow Date] [SPECIFY ACCOUNT IF KNOWN], funds in an amount equal to the Purchase Price, and (B) the Company is delivering and causing its Subsidiaries to deliver to the Escrow Agent the Company Funds. The Escrow Agent shall establish and maintain, with such adjustments as provided for herein, a sub-account with respect to each of the Purchase Price and the Company Funds, for record keeping and accounting convenience only. The Escrow Agent agrees to hold the Purchase Price and Company Funds respectively, together with interest accumulated thereon and any securities in which such funds have been invested, in an escrow account




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(the "Escrow Account") in accordance with the terms and conditions set forth in this Escrow Agreement. Upon receipt of these amounts, the Escrow Agent shall confirm such receipt by written notice to all of the parties hereto in accordance with Section 9 of this Escrow Agreement.

               3. Investment. (a) Promptly after the deposit of the Escrow Amount pursuant to Section 2 hereof, the Escrow Amount shall be invested by the Escrow Agent in Qualified Investments (as defined below) in accordance with the signed, written instructions of the Company and the Purchasers. The following shall constitute "Qualified Investments": (i) U.S. Treasury Bills; (ii) certificates of deposit issued by any bank having a net worth in excess of $500 million; (iii) marketable direct obligations unconditionally guaranteed by the United States or issued by an agency thereof maturing no more than two years after the date on which they are purchased by the Escrow Agent; (iv) commercial paper maturing no more than one year from the date issued and, at the time acquired, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investment Service, Inc.; (v) money market funds that invest solely in obligations detailed above; or (vi) such other investments as the Company and the Purchasers shall mutually select in a written notice to the Escrow Agent.

               (b) Pending receipt of such written instructions or its ability to purchase Qualified Investments, the Escrow Agent shall:

               (i)    keep the Escrow Amount in demand deposit form; or

               (ii) invest the Escrow Amount in the money market(s) customarily utilized by the Escrow Agent's corporate trust department in the ordinary course of its corporate trust business and in the usual performance of its escrow agent duties.

               (c) The Escrow Agent shall be and hereby is relieved of all liability with respect to the purchasing, holding or selling of Qualified Investments in accordance with the written instructions of the parties hereto, or otherwise pursuant to Section 3(a) hereof. In the absence of the written investment instructions contemplated herein, the Escrow Agent shall be and hereby is relieved of all liability with respect to its purchasing, holding, redeeming or selling investments in accordance with Section 3(b) hereof. The Escrow Agent is and shall be under no duty to enforce the obligation of any party to furnish written investment instructions nor shall the Escrow Agent be liable to any party hereto or to any other person, firm or corporation, for the investments purchased, held, redeemed or sold in accordance with Section 3(a) or
Section 3(b) hereof in the event that written investment instructions are not furnished to the Escrow Agent, unless any damages are incurred due to the gross negligence or willful misconduct of the Escrow Agent.

               4. Delivery of Escrow Amounts by Escrow Agent. The Escrow Agent shall hold the Escrow Amount in escrow until authorized hereunder to deliver the same or any portion thereof, as set forth below.

               (a) At the Closing, the Escrow Agent shall (i) release from escrow and deliver to the Company by wire transfer of immediately available funds to an account or accounts designated in writing by the Company to the Escrow Agent at least two Business Days before the Closing, funds in an aggregate amount equal to the sum of the Escrow Amount, plus any interest


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accrued on the Company Funds from the Escrow Date and (ii) release from escrow and deliver to the Purchasers by wire transfer of immediately available funds to an account or accounts designated in writing by the Purchasers to the Escrow Agent at least two Business Days before the Closing, any interest accrued on the Purchase Price from the Escrow Date, in each case (i) and (ii), in accordance with the terms of this Escrow Agreement.

               (b) If (i) the PSPA is terminated for any reason whatsoever without the Closing having occurred, or (ii) the Closing does not occur by December 31, 2001, then the Escrow Agent shall, on the first Business Day following such termination or such date, release from escrow and deliver (i) to the Company, by wire transfer in immediately available funds to an account or accounts designated in writing by the Company to the Escrow Agent at least one Business Days prior to such delivery the Company Funds, plus any interest accrued thereon from the Escrow Date and (ii) to the Purchasers, by wire transfer in immediately available funds to an account or accounts designated in writing by the Purchasers to the Escrow Agent at least one Business Days prior to such delivery, funds in an amount equal to the Purchase Price, plus any interest accrued thereon from the Escrow Date, in each such case (i) and (ii), in accordance with the terms of this Escrow Agreement.

               5. Compensation of the Escrow Agent. The Escrow Agent shall be entitled to receive a fee as set forth on Schedule A hereto as compensation for its services hereunder and shall be reimbursed for all reasonable expenses, disbursements and advances (including reasonable attorneys' fees and expenses) incurred or made by it in performance of its duties hereunder. Such reimbursements for services, disbursements, expenses and advances shall be paid or caused to be paid in equal shares by the Purchasers, on the one hand, and the Company, on the other hand, upon request by the Escrow Agent and upon submission by the Escrow Agent to the Purchasers and the Company of a reasonably detailed itemized statement setting forth the amount to be reimbursed. The Purchasers shall be responsible for any amounts reimbursed by the Purchasers in proportion to the percentages set forth opposite their names in Schedule A hereto.

               6. Duties and Liability of the Escrow Agent. (a) The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. The Escrow Agent may consult with counsel and shall have no liability hereunder except for its own bad faith, gross negligence or willful misconduct. It may rely on any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it reasonably believes to be genuine and to have been signed or presented by a proper person or persons.

               (b) The Escrow Agent shall have no duties with respect to any agreement or agreements with respect to any portion of the Escrow Account other than this Escrow Agreement. In the event that any of the terms and provisions of any other agreement (excluding those provisions of the PSPA referred to herein and any amendment to this Escrow Agreement) between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Escrow Agreement, the terms and provisions of this Agreement shall govern and control in all respects. Notwithstanding any provision to the contrary contained in any other agreement (excluding any amendment to this Escrow Agreement), the Escrow Agent shall have no interest in the Escrow Account except as provided in this Agreement.

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               (c)    So long as the Escrow Agent shall have any obligation to
pay any amount to the Purchasers or the Company from the Escrow Account hereunder, the Escrow Agent shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions of which the Escrow Agent shall have notice.

               (d) The Escrow Agent shall not be bound by any modification of this Escrow Agreement affecting the rights, duties and obligations of the Escrow Agent, unless such modification shall be in writing and signed by the other parties hereto, and the Escrow Agent shall have given its prior written consent thereto.

               (e) The Escrow Agent may resign at any time by giving written notice thereof to the other parties, but such resignation shall not become effective until a successor escrow agent shall have been appointed and shall have accepted such appointment in writing. If any instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within 30 days after the giving of such notice of resignation, the resigning Escrow Agent may at the expense of the Company and the Purchasers petition any court of competent jurisdiction for the appointment of a successor escrow agent.

               (f) The Escrow Agent may be removed at any time by the unanimous agreement of the Company and the Purchasers as escrow agent hereunder, and substitute another therefor. In such event the Escrow Agent shall, upon receipt of written notice of such removal, account for and deliver to such substituted escrow agent the Escrow Amounts, and the Escrow Agent shall thereafter be discharged of all liability hereunder.

               (g) If at any time hereafter the Escrow Agent shall resign, be removed, be dissolved or otherwise become incapable of acting, or the bank or trust company acting as the Escrow Agent shall be taken over by any governmental official, agency, department or board, or the position of the Escrow Agent shall become vacant for any of the foregoing reasons or for any other reason, the Company and the Purchasers shall as soon as reasonably possible appoint an alternate agent acceptable to the Purchasers and the Company, acting together, to serve as successor escrow agent.

               (h) Every successor escrow agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Company, and the Purchasers, an instrument in writing accepting such appointment hereunder, and thereupon such successor escrow agent, without any further act, shall become fully vested with all the rights, immunities and powers and shall be subject to all of the duties and obligations of its predecessor; and every predecessor escrow agent shall deliver all property and moneys held by it hereunder to its successor.

               (i) The Escrow Agent represents and warrants that, to its knowledge, neither the Company, nor any of the Purchasers, is an officer or director or, directly or indirectly owns any interest in, controls, is controlled by, or is under common control with, has any contractual arrangement or other relationship or affiliation (other than deposit or investment accounts not greater than $1,000,000 in aggregate amount) with the Escrow Agent.

               7. Indemnification. The Purchasers and the Company shall indemnify and hold the Escrow Agent harmless from and against any and all expenses (including reasonable

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attorneys' fees), liabilities, claims, losses, actions, suits or other charges
("Agent Claims") incurred by or assessed against the Escrow Agent for anything done or omitted to be done by the Escrow Agent in the performance of the Escrow Agent's duties hereunder, except any such Agent Claims to the extent resulting from the Escrow Agent's bad faith, gross negligence or willful misconduct. Any Agent Claims payable hereunder shall be paid in equal shares by the Purchasers, on the one hand, and the Company, on the other hand. The right to indemnity shall survive the resignation of the Escrow Agent or the termination of this Agreement.

               8. Termination of Escrow Account. This Agreement shall terminate upon the first to occur of the following: (i) the date of the distribution of the entire balance of the Escrow Account pursuant to Section 4(a) hereof or (ii) on the date of distribution of the entire balance of the Escrow Account pursuant to Section 4(b) hereof.

               9. Notices. All notices under this Agreement shall be in writing and shall be deemed to have been delivered, given and received, (i) if personally sent or sent by telegram, when received at the addresses for the parties set forth below, (ii) on the date of acknowledgment or receipt if sent by telex, facsimile or other wire transmission, (iii) if sent by an express courier service, on the first business day following the date on which the notice is deposited with such courier service for next business day delivery or
(iv) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, as follows:

                      if to the Company:

                      with a copy to:

                      Hogan & Hartson L.L.P.
                      111 South Calvert Street
                      Suite 1600
                      Baltimore, Maryland  21202-6191
                      Attention:  Walter G. Lohr, Jr.
                      Telecopy:  (410) 539-6981

                      if to the Purchasers:

                      New Mountain Partners, L.P.
                      712 Fifth Avenue, 23rd Floor
                      New York, New York  10019
                      Attention:  Steve B. Klinsky
                      Telecopy:  (212) 582-1816

                      and

                      DB Capital Investors,  L.P.
                      c/o DB Capital Partners, Inc.
                      One Market Plaza
                      Steuart Tower, Suite 2400
                      San Francisco, California 94105


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                      Attention:  Steve K. Dollinger
                      Telecopy:  (415) 217-4288



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                      with copies to:

                      Wachtell, Lipton, Rosen & Katz
                      51 West 52nd Street
                      New York, New York  10019
                      Attention:  Trevor S. Norwitz
                      Telecopy:   (212) 403-2000

                      and

                      White & Case LLP
                      1155 Avenue of the Americas
                      New York, New York 10036
                      Attn:  Oliver C. Bramst
                      Telecopy:  (212) 354-8113

                      if to the Escrow Agent:

                      [Name]
                      [Address]
                      [Telecopy]
                      Attention:

or to such other person or address as any party shall designate in writing to the other parties.

               10. Successors and Assigns. The Escrow Agreement shall be binding upon and inure to the benefit of the parties thereto and their respective successors, assigns and legal representatives; provided, however, that the Escrow Agent may not assign this Agreement or delegate any of its duties hereunder without the prior written approval of the Company and the Purchasers, which approval shall be granted or denied in their sole discretion, acting jointly.

               11. Integration, etc. This Escrow Agreement, the PSPA and all other agreements executed in connection herewith and therewith shall supersede all previous negotiations, commitments and writings with respect to the subject matter hereof and thereof. This Escrow Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized officers or representatives, or if the rights, duties and obligations of the Escrow Agent are not affected thereby, by an instrument in writing signed on behalf of the Purchasers and the Company by their duly authorized officers or representatives. The failure of any party hereto to enforce at any time any provision hereof shall not in any way affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Escrow Agreement shall be held to be a waiver of any other or subsequent breach.

               12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all collectively shall constitute but one instrument.

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               13.    Governing Law; Exclusive Jurisdiction. THIS AGREEMENT
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE. The parties hereby irrevocably submit to the jurisdiction of the federal courts of the United States of America located in the City of New York, State of New York (or, if such federal courts shall not have jurisdiction over such matters, to the jurisdiction of the state courts of the State of New York located in the City of New York, State of New York) solely in respect of the interpretation and enforcement of the provisions of this Escrow Agreement and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Escrow Agreement may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a federal or state court.

               14. Further Assurances. At any time and from time to time after the date hereof, the parties hereto shall at the request of the other and at such other party's expense, execute and delivery any further instruments or documents and take all such further action as such party reasonably may request in order to consummate and make effective the transactions contemplated hereby.

               15. Specific Performance. If any party refuses to comply with, or at any time violates or attempts to violate, any term, covenant or agreement contained in this Escrow Agreement, any other party hereto may, by injunctive action, compel the defaulting party to comply with, or refrain from violating, such term, covenant or agreement, and may, by injunctive action, compel specific performance of the obligations of the defaulting party.

               16. Escrow Agent to Follow Instructions of the Purchasers and the Company. Notwithstanding any provision contained herein to the contrary, the Escrow Agent shall at any time and from time to time take such action hereunder with respect to the funds in the Escrow Account (and the securities in which any such funds have been invested) as shall be agreed to in writing by the Purchasers and the Company, acting together, provided that the Escrow Agent shall first be indemnified to its reasonable satisfaction with respect to any of its costs or expenses which might be involved.

               17. Dispute Resolution. Any dispute which may arise under this Escrow Agreement with respect to the delivery and/or ownership or right of possession of any funds held in the Escrow Account, or the duties of the Escrow Agent hereunder, shall be settled either by mutual agreement of the parties concerned (evidenced by appropriate instructions in writing to the Escrow Agent, signed by the parties), by a final order, decree or judgment of any appropriate federal or state court located in the State of New York (the time for appeal having expired and no appeal having been perfected), or by a certified copy of an arbitration award binding upon the parties other than the Escrow Agent, each party or parties bearing its own costs and expenses with respect to the dispute.


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               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                 STRAYER EDUCATION, INC.

                                 By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                 NEW MOUNTAIN PARTNERS, L.P.


                                 By:  New Mountain Investments, L.P., its
                                        general partner


                                 By:  New Mountain GP, LLC, its
                                        general partner


                                 By:
                                      -----------------------------------------
                                      Name:  Steven B. Klinsky
                                      Title:    Member


                                 DB CAPITAL INVESTORS, L.P.


                                 By:  DB Capital Partners, L.P., its
                                        general partner


                                 By:  DB Capital Partners, Inc., its
                                        general partner


                                 By:
                                      -----------------------------------------
                                      Name:  Steven Dollinger
                                      Title: Director



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